UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PPSI	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

ATM Prospectus Supplement

On December 13, 2021, Pioneer Power Solutions, Inc. (the “Company”) will file a prospectus supplement (the “Prospectus Supplement”) under a shelf registration statement on Form S-3 (File No. 333-249569) that was declared effective by the Securities and Exchange Commission (the “Commission”) on October 27, 2020 (the “Registration Statement”) in connection with the offer and sale of up to $8,600,000 in aggregate offering amount (the “Common Shares”) of the Company’s common stock, par value $0.001 per share, from time to time pursuant to the previously disclosed At The Market Offering Agreement (the “Agreement”), dated October 20, 2020, with H.C. Wainwright & Co., LLC, as sales agent.

The Company previously filed a base prospectus with the Commission (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), as well as a sales agreement prospectus (the “Original ATM Prospectus”) in connection with the offering of up to $9.0 million in aggregate offering amount of the Company's common stock under the Registration Statement pursuant to the Agreement. On November 10, 2021, the Company sold 888,500 shares of common stock for total gross proceeds of approximately $9.0 million under the Original ATM Prospectus, at an average price of $10.1288 per share of common stock. Immediately following the filing of the Prospectus Supplement, the Company will have approximately $16.0 million of remaining capacity under the Registration Statement, which includes the $8,600,000 under the Prospectus Supplement.

The Common Shares are registered pursuant to the Registration Statement, and offerings for the Common Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s Common Stock, including the Common Shares, nor shall there be any sale of the Company’s Common Stock, including any Common Shares, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Company’s Common Stock pursuant to the Prospectus Supplement is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Haynes and Boone, LLP
23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
104	Cover page interactive data file (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: December 13, 2021	By:	/s/ Nathan J. Mazurek
	Name:	Nathan J. Mazurek
	Title:	Chief Executive Officer